UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 10, 2025

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, the Board of Directors (the “Board”) of The Chemours Company (the “Company”) appointed Leslie M. Turner as a member of the Board, effective February 19, 2025. In connection with Ms. Turner’s appointment, the Board increased its size from eleven to twelve members, effective February 19, 2025, with eleven of those members, including Ms. Turner, qualifying as independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

There are no arrangements or understandings between Ms. Turner and any other persons in connection with her appointment. Ms. Turner does not have any family relationships with any executive officer or director of the Company and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Turner has been appointed to serve on the Nominating and Corporate Governance Committee and on the Compensation and Leadership Development Committee of the Board.

Ms. Turner will receive compensation as a non-employee director in accordance with the non-employee director compensation practices described under the heading “Director Compensation” in the Company’s Annual Meeting Proxy Statement filed with the Securities and Exchange Commission on April 11, 2024, which is incorporated by reference herein. The Company and Ms. Turner will enter into the Company’s standard form of indemnification agreement filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 25, 2016.

On February 11, 2025, the Company issued a press release announcing this change to the Company’s Board, which is attached as Exhibit 99.1 hereto.

Item 8.01 Other Events.

On February 10, 2025, the Board approved the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) to be held on April 22, 2025 at 10a.m. Eastern time.

On February 11, 2025, the Company issued a press release announcing Ms. Turner’s appointment to the Board and the date of the Company’s 2025 Annual Meeting, which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated as of February 11, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Additional Information and Where to Find It

The Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Company’s 2025 Annual Meeting. Shareholders are strongly encouraged to read the proxy statement, when available, and other documents filed with the SEC carefully in their entirety because they will contain important information. Shareholders will be able to obtain any proxy statement, any amendments or supplements thereto and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov or at the Company’s Investors relations website at https://investors.chemours.com/.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s annual report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 27, 2024, and the proxy statement filed with the SEC on April 11, 2024 with respect to the Company’s 2024 Annual Meeting of Shareholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement with respect to the Company’s 2024 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the participants and their direct or indirect securities holdings will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2025 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Shane Hostetter
Shane Hostetter
Senior Vice President, Chief Financial Officer
Date:	February 11, 2025